As filed with the Securities and Exchange Commission on July 11, 2018

Registration No. 333-211790

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MEDALLION FINANCIAL CORP.

(Exact Name of registrant as specified in its charter)

Delaware	04-3291176
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

437 Madison Avenue, 38th Floor

New York, New York 10022

(Address, including Zip Code, of Principal Executive Offices)

Medallion Financial Corp. 2015 Employee Restricted Stock Plan

(Full title of the plan)

Marisa T. Silverman, Esq.

Chief Compliance Officer and General Counsel

Medallion Financial Corp.

437 Madison Avenue, 38th Floor

New York, New York 10022

(212) 328-2100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey S. Hochman, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

(212) 728-8000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to Registration Statement on Form S-8 (No. 333-211790) filed with the Commission on June 2, 2016 (the “Registration Statement”) is being filed in accordance with the undertaking in the Registration Statement to terminate the effectiveness of the Registration Statement to terminate all offerings under the Registration Statement and deregister 236,224 shares of Common Stock that remain unsold under the Medallion Financial Corp. 2015 Employee Restricted Stock Plan (the “2015 Plan”) as of the date of this Post-Effective Amendment. On June 15, 2018, at the 2018 Annual Meeting of Shareholders of the Registrant, the shareholders of the Registrant approved the Medallion Financial Corp. 2018 Equity Incentive Plan (the “2018 Plan”) to replace the 2015 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 11, 2018.

MEDALLION FINANCIAL CORP.

By:	/s/ Alvin Murstein
Alvin Murstein
Chairman and Chief Executive Officer